UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 24, 2008

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2008, Korry Electronics Co. (“Korry”), a wholly owned subsidiary of Esterline Technologies Corporation (“Esterline”), entered into a lease agreement with Capstone PF LLC (the “Landlord”) to lease a building and property located in Snohomish County, Washington, consisting of a building to be constructed by the Landlord of approximately 250,000 square feet for Korry’s new manufacturing facility and administrative offices. Esterline will guarantee payments under the lease. The property on which the facility is to be located will be subject to a ground lease between Snohomish County and the Landlord. If no ground lease is executed, Korry will be entitled to terminate the lease agreement.

The initial term of the lease will commence on the date the Landlord delivers possession with the construction substantially completed, and shall continue for a term of 30 years. Korry has the option to renew the lease, subject to customary conditions, for up to an additional 45 years. Currently, the annual rent in the first year is anticipated to be approximately $2,888,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 28, 2007	By:	/s/ Robert W. Cremin
	Name:	Robert W. Cremin
	Title:	Chairman, President and Chief Executive Officer